                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and reference of our report dated February 19, 1997, with respect to the Combined Financial Statements of Racing Champions Limited Group for the two years ended March 31, 1995 and 1996 and for the one month ended April 30, 1996, in the Registration Statement (Form S-3) dated February 1, 1999 of Racing Champions Corporation.


                                                     /s/ Ernst & Young

                                                     Ernst & Young


Hong Kong
February 1, 1999